EXHIBIT 16.1

Ross & Company CPA, PLLC
636 Veterans Memorial Hwy.
Hauppauge, NY 11788
631-979-3141
www.rosscompanycpa.com

July 20, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Gisser Automotive Concepts Inc.
File No. 333-145181

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Gisser Automotive Concepts Inc. dated July 20, 2009 and agree with the statements relating only to Ross & Company CPA, PLLC, contained herein.

Very truly yours,

By: /s/ Ross & Company CPA, PLLC
Firm Name